UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events.

Settlement Agreements

The Company previously announced that Peak Finance, LLC had filed a derivative shareholder lawsuit against certain officers and directors of the Company (Messrs. Hassett, Ponder, Bibb, Banzhaf and Hodowanec) in United States District Court, District of Nevada (Peak Finance, LLC v. Hassett et al, CASE NO. 2:15-cv-01590-GMN-CWH). On April 20, 2016, the Parties filed a Stipulation And [Proposed] Order Regarding Settlement seeking the Court's preliminary approval of settlement of this matter. Assuming the Court approves the settlement, an Independent Directors Committee consisting of directors Christopher McKee, Richard J. "Dick" Schul and Donald Bowman will review the allegations made by Peak Finance, LLC to determine a proper corporate response and the case will be dismissed. A copy of the Settlement Agreement is attached hereto as Exhibit 10.49, which is incorporated herein in its entirety by reference.

The Company previously announced that the Company and Spirit Bear, Ltd. had entered into a Derivative Action Settlement Agreement (the "DASA") in a case pending in the United States District Court, District of Nevada (HPEV, Inc. v. Spirit Bear Limited 13-cv-01548 (JAD) (GWF)(D. NEV.) Because of rules unique to derivative shareholder actions, the District Court is required to formally approve settlements in these types of cases. The settlement approval process can be slow and cumbersome and involve, among other things, sending various notices to shareholders and providing shareholders with the right to object to the settlement. A final Fairness Hearing to obtain final approval of the DASA was initially scheduled for November 20, 2015. However, shortly before the November 20, 2015 hearing, Peak Finance, LLC filed an objection to the settlement and the Court required additional briefing. On April 20, 2016, a Stipulation was filed with the Court by the Company, Peak Finance, LLC and Spirit Bear seeking permission of the Court for Peak Finance, LLC to withdraw its objection to the DASA.

On April 21, 2016, the United States District, District of Nevada entered an Order permitting the withdrawal of the Peak Finance, LLC objection to the DASA. The Court further approved the DASA specifically finding that it "is fundamentally fair, reasonable, and adequate to the company and its shareholders; and that it is not the product of fraud or overreaching by, or collusion among, the negotiating parties." The Court has directed that counsel for Spirit Bear and the Company file a joint proposed Final Order of Approval by May 13, 2016 which will cause the final dismissal of this case.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.49

Settlement Agreement effective as of April 20, 2016 by and between Peak Finance, LLC on the one hand and HPEV, Inc., Timonthy J. Hassett, Quentin D. Ponder, Judson W. Bibb III, Theodore H. Banzhaf and Mark M. Hodowanec on the other hand.

2

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cool Technologies, Inc.

Date: April 26, 2016	By:	/s/ Timothy Hassett
Timothy Hassett Chairman and Chief Executive Officer, (Principal Executive Officer)